                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                             MULTEX SYSTEMS, INC.


It is hereby certified that:


           1. a. The name of the corporation (hereinafter called the "corporation") is Multex Systems, Inc.

               b. The name under which the corporation was originally incorporated is Multex Publisher, Inc.; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is April 23, 1993.

          2. The certificate of incorporation is hereby amended by, among other things, increasing the number of authorized shares of capital stock and by designating a series of Series D Convertible Preferred Stock.

          3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Multex Systems, Inc., without any further amendment other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

          4. The amendments and the restatement of the certificate of incorporation hereby certified have been duly adopted by the board of directors and stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware and the certificate of incorporation of the corporation.

          5. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

              "Amended and Restated Certificate of Incorporation
                                      of
                             Multex Systems, Inc.

          ARTICLE FIRST: The name of the corporation is Multex Systems, Inc. (the "corporation").

          ARTICLE SECOND: The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of the corporation's registered agent at such address is: The Prentice-Hall Corporation System, Inc.

          ARTICLE THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          ARTICLE FOURTH:

          (a) The total number of shares of capital stock which the corporation is authorized to issue is 40,000,000 shares, of which:

               (i) 38,000,000 shares shall be designated as Common Stock, and shall have a par value of $.01 per share; and

               (ii) 2,000,000 shares shall be designated as Preferred Stock, and shall have a par value of $.01 per share.

          (b) Subject to the limitations set forth herein, the Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock of one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are now stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

               (i) the number of shares constituting such series and the distinctive designation of such series;

               (ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

               (iii) whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

               (iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

               (v) whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

               (vi) whether such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

               (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

               (viii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series.

           (c)  CONVERTIBLE PREFERRED STOCK

           1  Designation of Series; Rank.  The following are the currently
              ---------------------------
       designated series of Preferred Stock: (I) the series of convertible preferred stock consisting of 25,000 shares of Series A Convertible Preferred Stock (the "Series A Shares"), (II) the series of 36,666 shares of Series B Convertible Preferred Stock (the "Series B Shares"), (III) the series of convertible preferred stock consisting of 103,335 shares of Series C Convertible Preferred Stock (the "Series C Shares"), and (IV) the series of Convertible Preferred Stock consisting of 83,334 shares of Series D Convertible Preferred Stock (the "Series D Shares"). The Series A Shares, Series B Shares, Series C Shares and Series D Shares are referred to collectively herein as the "Series Shares." The Series D Shares and the Series C Shares shall be senior in rank to the Series A Shares, the Series B Shares, the Common Stock and all other shares of capital stock of the corporation as to dividend payments and as to distributions upon a Liquidation Event (as defined herein). The Series D Shares shall rank pari passu with the Series C Shares as to dividend
                         ---- -----
       payments and as to distributions upon a Liquidation Event, except as set forth in subparagraph 4D. The Series B Shares shall rank pari passu with
                                                                 ---- -----
       the Series A Shares, as to dividend payments, and as to distributions upon a Liquidation Event.


           2  Dividends.  The holders of the Series A Shares, Series B Shares,
              ---------
       Series C Shares and Series D Shares shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for such purpose, cash dividends, respectively at the rate of $8, $12, $12 and $14.40 per share (in each case, appropriately adjusted for any stock splits, combinations, stock dividends, recapitalization and like occurrences) per annum, and no more. In the event such dividends are declared, the dividend payment date with respect thereto shall be the immediately succeeding January 15. Dividends on the Series A Shares, Series B Shares, Series C Shares and Series D Shares shall be cumulative and have accrued and shall accrue from the date of issue of the Series A Shares, Series B Shares, Series C Shares and Series D Shares, respectively.

           In no event, so long as any Series D Shares and Series C Shares shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Common Stock, the Series A Shares, the Series B Shares or any other class or series of capital stock ranking junior to the Series D Shares and Series C Shares as to the payment of dividends or the distribution of assets upon a Liquidation Event (collectively, the "Junior Stock"), other than a dividend or distribution payable in shares of Common Stock, unless in each instance dividends on all outstanding Series C Shares and Series D Shares for all past dividend periods shall have been paid and the full dividend on all outstanding shares of Series C Shares and Series D Shares for the then current annual dividend period shall have been paid or declared and sufficient funds for the payment thereof set apart, and any arrearage in the redemption of the Series C Shares and Series D Shares shall have been made good. The Series D Shares and Series C Shares shall be senior in rank to the Series A Shares, the Series B Shares, Common Stock and all Junior Stock of the corporation as to dividend payments. If, in connection with the payment of dividends hereunder, the corporation shall distribute to the holders of Series D Shares and Series C Shares an amount which is less than the then accrued dividends on Series D Shares and Series C Shares, such amount shall be allocated pari passu among the holders of Series D Shares and Series C Shares in
       ---- -----
       proportion to the amount each such holder would have received if all accrued dividends on the Series D Shares and Series C Shares were paid.

               In no event, so long as any Series A Shares or Series B Shares shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Common Stock or any other class or series of capital stock ranking junior to the Series A Shares or Series B Shares as to the payment of dividends or the distribution of assets upon a Liquidation Event ("AB Junior Stock"), other than a dividend or distribution payable in shares of Common Stock, unless in each instance dividends on all outstanding Series A Shares and Series B Shares for all past dividend periods shall have been paid and the full dividend on all outstanding shares of Series A Shares and Series B Shares for the then current annual dividend period shall have been paid or declared and sufficient funds for the payment thereof set apart, and any arrearage in the redemption of the Series A Shares and Series B Shares shall have been made good. If, in connection with the payment of dividends hereunder, the Corporation shall distribute to the holders of Series B Shares and Series A Shares an amount which is less than the then accrued dividends on Series B Shares and Series A Shares, such amount shall be allocated pari passu among the holders of Series B Shares and
                          ---- -----
       Series A Shares in proportion to the amount each such holder would have received if all accrued dividends on the Series B Shares and Series A Shares were paid.

           3  Redemption.  The Series Shares shall be not be redeemable except
              ----------
       as follows:

           3A  Mandatory Redemption.  The corporation shall redeem on December
               --------------------
       31, 2002 (in the manner and with the effect provided in subparagraphs 3B through 3D below) all Series Shares which shall then be outstanding. In case of (I) the consolidation or merger of the corporation with or into any other corporation (other than a merger in which this corporation is the surviving corporation and which will not result in more than 50% of the capital stock of this corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), or (II) the sale of all or substantially all of the properties and assets of the corporation in one transaction or a series of transactions to any other person or persons, the corporation shall, not later than 20 days prior to the effective date of any such consolidation, merger, sale of properties and assets, give notice thereof to the holder or holders of Series Shares and, in the event that within 15 days after receipt of such notice, any holder or holders of Series Shares may elect, by written notice to the corporation, to have any or all of its or their Series Shares redeemed, the corporation shall redeem the same (in the manner and with the effect provided in subparagraphs 3B through 3D below) not later than the day prior to the effective date of such consolidation, merger, sale of properties and assets. In the event of a Change of Control (as defined below), the corporation shall, not later than twenty (20) days prior to the effective date of any such Change of Control (or, if the corporation learns of such Change of Control without sufficient time to give such 20 day notice, upon the corporation's discovery of such Change of Control or that a Change of Control is imminent), give notice thereof to the holder or holders of Series C Shares and Series D Shares and, in the event that within 15 days after receipt of such notice, any holder or holders of Series C Shares or Series D Shares shall elect, by written notice to the corporation, to have any or all of its or their Series C Shares or Series D Shares, as the case may be, redeemed, the corporation shall redeem the same (in the manner and with the effect provided in subparagraphs 3B through 3D below) not later than the day prior to the effective date of such Change of Control (or, if the corporation learns of such a Change of Control after the occurrence thereof, as soon after the corporation's discovery of such Change of Control as is practicable). For purposes hereof, a "Change of Control" shall be deemed to have occurred on the day any person (together with its affiliates) other than Euclid Partners III, L.P., Euclid Partners IV, L.P., 77 Capital Partners, L.P., ADP Financial Information Services, Inc., AT&T Venture Company, L.P., Massachusetts Mutual Life Insurance Company, Alce Partners, L.P., Reuters America Inc., SOFTBANK Ventures, Inc., The fl@tiron Fund, LLC, Chase Venture Capital Associates, L.P., Financial Guaranty Insurance Company, Isaak Karaev and Morton Zeidman, and their successors by operation of law and affiliates, shall acquire beneficial ownership of a majority of the outstanding Common Stock of the corporation on a fully-diluted basis. "Affiliate", as applied to any person, means any other person directly or indirectly controlling, controlled by or under common control with, that person. "Control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person, whether through the ownership of voting securities, by contract, or otherwise. Each date on which the corporation shall be required to redeem Series Shares as provided in this subparagraph 3A shall be referred to as a "Redemption Date".

           3B  Redemption Price.  The Series Shares to be redeemed on a
               ----------------
       Redemption Date shall be redeemed by paying for each share the sum of (I) $100 in the case of the Series A Shares, $150 in the case of the Series B Shares, $150 in the case of the Series C Shares and $180 in the case of the Series D Shares (in each case, appropriately adjusted for any stock splits, combinations, stock dividends, recapitalizations and like occurrences with respect to any such series shares), plus (II) an amount equal to dividends accrued and unpaid thereon up to such redemption date, the sum of (I) and (II) being herein sometimes referred to as the "Redemption Price". In the case of a redemption pursuant to the first sentence of subparagraph 3A above, not less than 60 days before such Redemption Date, and in the case of a redemption pursuant to any other provision of this certificate of incorporation, as soon as is reasonably practicable, written notice shall be given by mail, postage prepaid to the holders of record of the Series Shares to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown by the records of the corporation, specifying the number of shares to be redeemed, the paragraph or paragraphs herein pursuant to which such redemption shall be made, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in the City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Series Shares to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

           3C  Redeemed or Otherwise Acquired Shares to Be Retired.  Any shares
               ------------------------------------------- -------
       of the Series Shares redeemed pursuant to this paragraph 3 or otherwise acquired by the corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Series Shares accordingly.

           3D  Shares to be Redeemed; Pari Passu Ranking of Series D and Series
               ----------------------------------------------------------------
       C Shares.  All Series D Shares and Series C Shares shall rank pari passu
       --------                                                      ---- -----
       with one another in priority and right of payment other than as set forth in Paragraph 4D.
       In case of the redemption, for any reason, of only a part of the outstanding shares of the Series D Shares or the Series C Shares on a Redemption Date, all shares of Series D Shares or Series C Shares to be redeemed shall be selected pro rata, and there shall
                                  --- ----
       be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest share, that proportion of all the shares to be redeemed which the number of shares held of record by such holder bears to the total number of Series D Shares or Series C Shares at the time outstanding. Any Series D Shares or Series C Shares not redeemed on the date required to be redeemed shall be redeemed as soon thereafter as possible and in the manner in which shares are otherwise redeemed on a Redemption Date. No shares of Junior Stock may be redeemed or purchased, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Stock if there are any Series D Shares or Series C Shares outstanding.

           3E  Pari Passu Ranking of Series A and Series B Shares.  All Series A
               --------------------------------------------------
       Shares and Series B Shares shall rank pari passu with one another in
                                             ---- -----
       priority and right of payment. In the event that the corporation shall be unable to redeem all shares which shall be required to be redeemed pursuant to subparagraph 3A, the amount of cash available for payment of the redemption price shall be allocated between redemption of Series A Shares and Series B Shares required to be redeemed on such date, subject to the last sentence of subparagraph 3D.

           4  Liquidation.
              -----------

           4A  Series D and Series C Liquidation Payment.  Upon the liquidation,
               -----------------------------------------
       dissolution or winding up of the corporation, whether voluntary or involuntary (a "Liquidation Event"), the holders of Series D Shares and Series C Shares, before any distribution or payment is made upon any Junior Stock, shall be entitled to be paid for each such share the sum of
       (i) $180 in the case of the Series D Shares and $150 in the case of the Series C Shares (appropriately adjusted for any stock splits, combinations, stock dividends, recapitalizations and like occurrences), plus (ii) an amount equal to dividends accrued and unpaid thereon up to the Liquidation Date (as defined herein). If, upon a Liquidation Event, the assets to be distributed among the holders of the Series D Shares and Series C Shares shall be insufficient to permit payment to such holders of the entire preferential amount to which they are entitled pursuant to this subparagraph 4A, then the entire assets of the corporation to be so distributed shall be distributed ratably on a pari passu basis among the
                                                     ---- -----
       holders of the Series D Shares and Series C Shares.

           4B  Series A and Series B Liquidation Payments.  Upon a Liquidation
               ------------------------------------------
       Event, after the holders of the Series D Shares and the Series C Shares shall have been paid in full the amounts to which they shall be entitled, the holders of the Series A Shares shall be entitled to be paid (on a pari-passu basis with the holders of the outstanding Series B Shares) for each such share, the sum of (i) $100 (appropriately adjusted for any stock splits, combinations, stock dividends, recapitalizations and like occurrences), plus (ii) an amount equal to dividends accrued and unpaid thereon up to the Liquidation Date, and the holders of Series B Shares shall be entitled to receive (on a pari-passu basis with the holders of the outstanding Series A Shares) for each share the sum of (iii) $150 (appropriately adjusted for any stock splits, combinations, stock dividends, recapitalizations and like occurrences), plus (iv) an amount equal to dividends accrued and unpaid thereon up to the Liquidation Date. If, upon a Liquidation Event, the assets to be distributed among the holders of the Series A Shares and Series B Shares shall be insufficient to permit payment to such holders of the entire preferential amounts to which they are entitled, then the entire remaining assets of the corporation to be so distributed shall be distributed ratably on a pari-passu basis among the holders of the Series A Shares and Series B Shares.

           4C  Common Stock Liquidation Payment.  Upon a Liquidation Event,
               --------------------------------
       after the holders of the Series Shares shall have been paid in full amounts to which they shall be entitled, the holders of Common Stock shall be entitled to receive an amount per share equal to $0.25 (appropriately adjusted for any stock splits, combinations, stock dividends, recapitalizations and like occurrences). If, upon a Liquidation Event, the assets to be distributed among the holders of the Common Stock shall be insufficient to permit payment to such holders of the preferential amount to which they are entitled, then the entire remaining assets of the corporation to be so distributed shall be distributed ratably among the holders of the Common Stock.

           4D  Additional Payments.  Upon a Liquidation Event, after the holders
               -------------------
       of the Series Shares and Common Stock shall have been paid in full the preferential amounts to which they shall be entitled, the remaining net assets of the corporation available for distribution to its shareholders shall be distributed to the holders of Common Stock and Series C Shares (with each Series C Share being deemed, for such purpose, to be equal to the number of shares of Common Stock (including fractions of a share) into which such Series C Share is convertible immediately prior to the close of business on the business day fixed for such distribution), pro
                                                                           ---
       rata based on respective stockholdings.
       ----

           4E  Notice of Liquidation Events.  Written notice of such Liquidation
               ----------------------------
       Event, stating a payment date, the amount of the liquidation payments and the place where said liquidation payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series Shares and Common Stock, such notice to be addressed to each such holder at his address as shown by the records of the corporation. For the purposes of the Series Shares, the consolidation or merger of the corporation into or with any other entity or entities (other than a merger in which this corporation is the surviving corporation and which will not result in more than 50% of the capital stock of this corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger) or a sale or transfer by the corporation of all or substantially all its assets in one or a series of transactions or a Change of Control of the corporation shall be deemed to be a Liquidation Event within the meaning of the provisions of this paragraph 4. The term "Liquidation Date" means the date of a Liquidation Event.

           5  Conversion.
              ----------

           5A  Right to Convert.  Subject to the terms and conditions of this
               ----------------
       paragraph 5, the holder of any of Series Shares shall have the right, at its option at any time, to convert any such shares of Series Shares (except that upon a Liquidation Event the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series Shares), into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of the Series Shares so to be converted by $180 in the case of each of the Series D Shares, $150 in the case of each of the Series B Shares and Series C Shares and $100 in the case of the Series A Shares and dividing the result by the conversion price of $1.80 per share in the case of the Series D Shares, $1.50 per share in the case of each of the Series B Shares and the Series C Shares and $1.00 per share in the case of the Series A Shares, or by the conversion price for such Series Shares as last adjusted and in effect at the date any Series Shares are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"). The rights of conversion contained in this subparagraph 5A shall be exercised by the holder of Series Shares by giving written notice that such holder elects to convert a stated number of Series Shares into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the corporation at its principal office (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holder or holders of the Series Shares) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

           5B  Issuance of Certificates; Time Conversion Effected.  Promptly
               --------------------------------------------------
       after the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the Series Shares to be converted, the corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such Series Shares. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such Series Shares shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

           5C  Fractional Shares; Dividends; Partial Conversion.  No fractional
               ------------------------------------------------
       shares may be issued upon conversion of the Series Shares into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the corporation shall pay in cash an amount equal to all dividends, if any, declared and unpaid on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5B. In case the number of Series Shares represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the corporation, a new certificate or certificates for the number of shares of Series Shares represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 5C, be deliverable upon any such conversion, the corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Series Shares for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the corporation.

           5D  Adjustment of Price Upon Issuance of Common Stock.  Except as
               -------------------------------------------------
       provided in subparagraph 5F hereof, if and whenever the corporation shall issue or sell, or is in accordance with subparagraphs 5D(1) through 5D(7) deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be determined by dividing
       (x) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Preferred Stock) multiplied by the then existing Conversion Price, and (B) the consideration, if any, received by the corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Preferred Stock).

           For purposes of this subparagraph 5D, the following subparagraphs 5D(1) to 5D(7) shall also be applicable:

           5D(1)  Issuance of Rights or Options.  In case at any time the
                  -----------------------------
       corporation shall in any manner grant, sell or otherwise issue (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 5D(3), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

           5D(2)  Issuance of Convertible Securities.  In case the corporation
                  ----------------------------------
       shall in any manner grant, sell or otherwise issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (I) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (x) except as otherwise provided in subparagraph 5D(3) below, no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 5D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

           5D(3)  Change in Option Price or Conversion Rate. If (i) the purchase
                  -----------------------------------------
       price provided for in any Option referred to in subparagraph 5D(1), (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5D(1) or 5D(2) or (iii) the rate at which any Convertible Securities referred to in subparagraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), then the Conversion Price in effect at the time of such event shall, as required, forthwith be readjusted to such Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall, as required, forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 5D(1) or the rate at which any Convertible Securities referred to in subparagraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall, as required, forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

           5D(4)  Stock Dividends.  In case the corporation shall declare a
                  ---------------
       dividend or make any other distribution upon any stock of the corporation payable in Common Stock, Options or Convertible Securities, the Conversion Price shall be reduced as if the corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in subparagraph 5E hereof.

           5D(5)  Consideration for Stock.  In case any shares of Common Stock,
                  -----------------------
       Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the corporation, such Options shall be deemed to have been issued without consideration, and the Conversion Price shall be reduced as if the corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in subparagraph 5E hereof.

           5D(6)  Record Date.  In case the corporation shall take a record of
                  -----------
       the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided that such shares of Common Stock shall in fact have been issued or sold.

           5D(7)  Treasury Shares.  The number of shares of Common Stock
                  ---------------
       outstanding at any given time shall not include shares owned or held by or for the account of the corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subparagraph 5D.

           5E  Subdivision or Combination of Stock.  In case the corporation
               -----------------------------------
       shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

           5F  Certain Issues of Common Stock Excepted.  Anything herein to the
               ---------------------------------------
       contrary notwithstanding, the corporation shall not be required to make any adjustment of the Conversion Price upon the occurrence of any of the following events: (I) the issuance of Common Stock upon conversion of outstanding Series Shares; (II) the issuance of up to 4,209,000 shares of Common Stock upon the exercise of certain options granted by the corporation prior to the date hereof to employees, officers and directors of the corporation; (III) the issuance of options to purchase up to 1,591,000 shares of Common Stock to be reserved for issuance to employees, officers and directors of the corporation under stock incentive plans that have been approved and adopted by the corporation, or the issuance of the shares issuable upon the exercise thereof; and
       (IV) up to 1,483,750 shares of Common Stock, but only to the extent such shares (x) have been acquired by the corporation from shareholders of the corporation pursuant to that certain Shareholders Agreement and Voting Trust dated as of October 31, 1993, and (y) are issued to employees of the corporation.

           5G  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
       If any capital reorganization or reclassification of the capital stock of the corporation or any consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holders of at least a majority of the then outstanding Series A Shares and Series B Shares together as a single class and at least a majority of the then outstanding Series D Shares and Series C Shares together as a single class) shall be made whereby each holder of a share or shares of Series Shares shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the corporation immediately theretofore receivable upon the conversion of such shares or shares of the Series Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including, if necessary to effect the adjustments contemplated herein, an immediate adjustment, by reason of such reorganization, reclassification, consolidation, merger or sale, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization, reclassification, consolidation, merger or sale if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization, reclassification, consolidation, merger or sale). In the event of a merger or consolidation of the corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation is issuable to holders of Common Stock of the corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the corporation. The corporation will not effect any such consolidation or merger, or any sale of all or substantially all of its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the then outstanding Series A Shares and Series B Shares together as a single class and at least a majority of the then outstanding Series D Shares and Series C Shares together as a single class), executed and mailed or delivered to each holder of Series Shares at the last address of such holder appearing on the books of the corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

           5H  Automatic Conversion.  In the event that, at any time while any
               --------------------
       of the Series Shares shall be outstanding, the corporation shall complete an underwritten public offering involving the sale by the corporation of shares of Common Stock (i) at a per share price to the public of not less than $5.00 (appropriately adjusted for any stock splits, combinations, stock dividends, recapitalizations and like occurrences) and (ii) in which the gross proceeds paid by the public are at least $15,000,000, then all outstanding Series Shares shall, automatically and without further action on the part of the holders of the Series Shares, be converted into shares of Common Stock in accordance with the terms of this paragraph 5 with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effective simultaneously with the closing of such public offering, provided,
                                                                --------
       however, that certificates evidencing the shares of Common Stock issuable
       -------
       upon such conversion shall not be issued except on surrender of the certificates for the shares of the Series Shares so converted.

           5I  Notice of Adjustment.  Upon any adjustment of the Conversion
               --------------------
       Price, then and in each such case the corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series Shares at the address of such holder as shown on the books of the corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

           5J  Other Notices.  In case at any time:
               -------------

           (1) the corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

           (2) the corporation shall offer for subscription pro rata to the
                                                            --------
           holders of its Common Stock any additional shares of stock of any class or other rights;

           (3) there shall be any capital reorganization or reclassification of the capital stock of the corporation, or a consolidation or merger of the corporation with, or a sale of all or substantially all its assets to, another corporation;

           (4) there shall be a Liquidation Event; or

           (5) the corporation shall take any action or there shall be any event which would result in an automatic conversion of the Series Shares pursuant to subparagraph 5H,

       then, in any one or more of said cases, the corporation shall give, by first class mail, postage prepaid, addressed to each holder of any Series Shares at the address of such holder as shown on the books of the corporation, (I) at least 20 days' prior written notice of the date on which the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale or Liquidation Event, (II) in the case of any such reorganization, reclassification, consolidation, merger, sale or Liquidation Event, at least 20 days' prior written notice of the date when the same shall take place, and (III) in the case of any event which would result in an automatic conversion of the Series Shares pursuant to subparagraph 5H, at least 20 days' prior written notice of the date on which the same is expected to be completed. Such notice in accordance with the foregoing clause (I) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (II) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or Liquidation Event, as the case may be.

           5K  Stock to be Reserved.  The corporation will at all times reserve
               --------------------
       and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Series Shares as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series Shares. The corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof and, without limiting the generality of the foregoing, the corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the corporation may be listed. The corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series Shares would exceed the total number of shares of Common Stock then authorized by the corporation's Certificate of Incorporation.

           5L  No Reissuance of Series Shares.  Shares of Series Shares which
               ------------------------------
       are converted into shares of Common Stock as provided herein shall not be reissued.

           5M  Issue Tax.  The issuance of certificates for shares of Common
               ---------
       Stock upon conversion of the Series Shares shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series Shares which is being converted.

           5N  Closing of Books.  The corporation will at no time close its
               ----------------
       transfer books against the transfer of any Series Shares or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series Shares in any manner which interferes with the timely conversion of such Series Shares.

           5O  Definition of Common Stock.  As used in this paragraph 5, the
               --------------------------
       term "Common Stock" shall mean and include the corporation's authorized Common Stock, $.01 par value, as constituted on the date hereof, and shall also include any capital stock of any class of the corporation hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon a Liquidation Event, provided, however, that the shares of Common Stock
                          --------  -------
       receivable upon conversion of the Series Shares of the corporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5G, shall include only shares designated as Common Stock of the corporation on the date hereof.

           6  Voting.  Except as otherwise required by law or this Certificate
              ------
       of Incorporation, the holders of Series Shares and the holders of Common Stock shall be entitled to notice of any stockholders meeting in accordance with the By-laws of the corporation and the holders of Series Shares shall be entitled to vote upon any matter as to which the holders of Common Stock are entitled to vote, as follows: (i) the holders of Series Shares shall have one vote for each full share of Common Stock into which their respective shares of Series Shares are convertible on the record date for the vote and (ii) the holders of Common Stock shall have one vote per share of Common Stock.

           7  Restrictions.   At any time when Series Shares are outstanding,
              ------------
       except where the vote or written consent of the holders of a greater number of shares of the corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law:

           7A Without the prior written consent of the holders of at least 66-2/3% of the outstanding shares of Series D Shares and Series C Shares, voting as a single class, given in person or by proxy, either in writing or at a special meeting called for that purpose:

           (1) The corporation will not (I) create or authorize the creation of, or issue or sell any additional class or series of shares unless the same ranks junior to the Series D Shares and the Series C Shares as to the payment of dividends, distribution of assets upon a Liquidation Event, redemptions or other distributions, (II) increase the authorized amount of the Series D Shares and the Series C Shares, or the authorized amount of any additional class or series of shares unless the same ranks junior to the Series D Shares and the Series C Shares as to the payment of dividends or distribution of assets upon a Liquidation Event, redemptions or other distributions, or (III) create or authorize any obligation or security convertible into Series D Shares or Series C Shares or into shares of any other class or series unless the same ranks junior to the Series D Shares and the Series C Shares as to the payment of dividends or distribution of assets upon a Liquidation Event, redemptions or other distributions, whether any such creation or authorization or increase shall be by means of amendment of the Certificate of Incorporation, merger, consolidation or otherwise;

           (2) The corporation will not amend, alter or repeal the corporation's Certificate of Incorporation or By-laws in any manner, take any action or otherwise file any directors' resolutions pursuant to
       Section 151(g) of the General Corporation Law of the State of Delaware containing any provision, in either case, which adversely affects the respective preferences, qualifications, special or relative rights or privileges of the Series D Shares or the Series C Shares or which in any manner adversely affects the Series D Shares or the Series C Shares, or the holders thereof;

           (3) The corporation will not reclassify the Series D Shares or the Series C Shares, into shares of any other series or class or reclassify any class of Junior Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution on a Liquidation Event or entitled to redemptions or other distributions, senior or on a parity with the Series D Shares and the Series C Shares.

           (4) The corporation will not, and will not permit any subsidiary to, either directly or indirectly, incur, create, assume or guarantee any indebtedness for borrowed money if, after giving effect thereto, the ratio of total indebtedness to net worth of the corporation and its subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) would be greater than 1 to 1;

           (5) The corporation will not issue or sell any options, warrants or other rights to acquire any shares of capital stock of the corporation other than those referred to in subparagraph 5F above; and

           (6) The corporation will not consolidate or merge with or into any other corporation (other than a merger in which the corporation is the surviving corporation and which will not result in more than 50% of the capital stock of the corporation being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger in the same proportion in which such shares were held immediately prior to such merger), sell or otherwise dispose of all or substantially all of the properties and assets of the corporation in one or more transactions to any other person or persons or consent to a Change of Control.

           7B Without the prior written consent of the holders of a majority of the outstanding shares of Series A Shares and Series B Shares, voting together as a single class, given in person or by proxy, either in writing or at a special meeting called for that purpose:

           (1) The corporation will not (I) create or authorize the creation of, or issue or sell any additional class or series of shares unless the same ranks junior to the Series A Shares and Series B Shares as to the payment of dividends, distribution of assets upon a Liquidation Event, redemptions or other distributions, (II) increase the authorized amount of the Series A Shares or Series B Shares or the authorized amount of any additional class or series of shares unless the same ranks junior to the Series A Shares and Series B Shares as to the payment of dividends or distribution of assets upon a Liquidation Event, redemptions or other distributions, or (III) create or authorize any obligation or security convertible into Series A Shares or Series B Shares or into shares of any other class or series unless the same ranks junior to the Series A Shares and Series B Shares as to the payment of dividends or distribution of assets upon a Liquidation Event, redemptions or other distributions, whether any such creation or authorization or increase shall be by means of amendment of the Certificate of Incorporation, merger, consolidation or otherwise;

           (2) The corporation will not amend, alter or repeal the corporation's Certificate of Incorporation or By-laws in any manner, take any action or otherwise file any directors' resolutions pursuant to
       Section 151(g) of the General Corporation Law of the State of Delaware containing any provision, in either case, which adversely affects the respective preferences, qualifications, special or relative rights or privileges of the Series A Shares or the Series B Shares or which in any manner adversely affects the Series A Shares or Series B Shares or the holders thereof;

           (3) The corporation will not reclassify the Series A Shares or the Series B Shares into shares of any other series or class or reclassify any class of AB Junior Stock into shares of any class or series of capital stock ranking, either as to payment of dividends, distribution on a Liquidation Event or entitled to redemptions or other distributions, senior or on a parity with the Series A Shares or Series B Shares.

           (4) The corporation will not, and will not permit any subsidiary to, either directly or indirectly, incur, create or assume any indebtedness for borrowed money if, after giving effect thereto, the ratio of total indebtedness to net worth of the corporation and its subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) would be greater than 1 to 1;

           (5) The corporation will not issue or sell any options, warrants or other rights to acquire any shares of capital stock of the corporation other than those referred to in subparagraph 5F above; and

           (6) The corporation will not consolidate or merge with or into any other corporation (other than a merger in which the corporation is the surviving corporation and which will not result in more than 50% of the capital stock of the corporation being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger in the same proportion in which such shares were held immediately prior to such merger), sell or otherwise dispose of all or substantially all of the properties and assets of the corporation in one or more transactions to any other person or persons or consent to a Change of Control.

          ARTICLE FIFTH: (a) Election of directors need not be by ballot except and to the extent provided in the by-laws of the corporation.

          (b) The Board of Directors of the corporation shall consist of eight
(8) members. Two (2) members of the Board of Directors shall be elected by a majority vote of the outstanding shares of the Common Stock of the corporation and six (6) members of the Board of Directors shall be elected by a majority vote of the outstanding Series Shares of the corporation.

          ARTICLE SIXTH: In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend or repeal from time to time the by-laws of the corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal the by-laws made by the Board of Directors.

          ARTICLE SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise

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

or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

          ARTICLE EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Certificate of Incorporation to further eliminate or limit, or to authorize further elimination or limitation of, the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director to the corporation or its stockholders shall be automatically eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

       IN WITNESS WHEREOF, Multex Systems, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and attested by the Secretary this 24th day of July, 1997.


                                    /s/ Isaak Karaev
                                    ----------------------------------
                                    Isaak Karaev, President


                                    /s/ Morton I. Zeidman
                                    ----------------------------------
                                    Morton I. Zeidman, Secretary

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